                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934



        Date of Report (Date of earliest event reported):  March 9, 1998


                           NEUROMEDICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                     0-26984                     13-3526980
  (State or other           (Commission File No.)            (I.R.S. Employer
   jurisdiction                                              Identification No.)
  of incorporation

Two Executive Boulevard, Suite 306
Suffern, New York                                                   10901-4164
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (914) 368-3600
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ITEM 5.
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            Neuromedical Systems, Inc. Announces Management Changes

On March 9, 1998, Neuromedical Systems, Inc. ("NSI" and, the "Company") announced the appointment of Mark L. Smith as Vice President of Finance and Administration and Chief Financial Officer. Mr. Smith will be replacing David Duncan, Jr. Mr. Duncan, who made important contributions to the Company during the past four years, has left the Company to pursue other career opportunities.

Prior to accepting the position at NSI, Mr. Smith worked for Genzyme Corporation of Cambridge, Massachusetts. At Genzyme, Mr. Smith served as Group Controller for Genzyme Genetics, Genzyme Pharmaceuticals and Genzyme Diagnostic Products. He supervised the finance functions for all the Genzyme manufacturing activities and genetic services in the United States, the United Kingdom and Europe.

Before joining Genzyme, Mr. Smith served as Vice President of Finance and Administration and Chief Financial Officer of Genetrix, Inc., and as a member of the accounting firm of Price Waterhouse in both Australia and the United States. He is a Certified Public Accountant (US) and a member of the Institute of Chartered Accountants in Australia.

Neuromedical Systems, Inc. focuses intelligent vision on medicine. NSI's first product, the PAPNET Testing System, helps the laboratory increase the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. PAPNET testing is available through a network of laboratories nationwide. Laboratories, clinicians and patients interested in learning more about PAPNET testing or Neuromedical Systems, Inc., may call toll-free at 1-800-PAPNET4 or visit NSI on the World Wide Web at http://www.nsix.com.
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Safe Harbor Statement
---------------------

          Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding Company plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words "believe", "expect", "anticipate", "estimate", "project," "intend" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission filings, including its 1996 Form 10-K and Exhibit 99.1 attached thereto. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 9th day of March, 1998.

                    NEUROMEDICAL SYSTEMS, INC.


                    By:  /s/ Paul Sohmer, M.D.
                         ------------------------------
                         Paul Sohmer, M.D.
                         President and Chief Executive Officer